UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2022

Myomo, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38109	47-0944526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 Portland St., 4th Floor, Boston, Massachusetts		02114
(Address of Principal Executive Offices)		(Zip Code)

Company’s telephone number, including area code: (617) 996-9058

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 2, 2022, Myomo, Inc., a Delaware corporation (the “Company”), entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Keystone Capital Partners, LLC (“Keystone”), whereby the Company may offer and sell, from time to time at its sole discretion, and whereby Keystone has committed to purchase, up to $5,000,000 of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) (but subject to the limitations described below). Under the Purchase Agreement, the Company has agreed to issue to Keystone 50,000 shares of Common Stock as commitment shares (the “Commitment Shares”).

The offer and sale of the securities that may be issued and sold under the Purchase Agreement (including the Commitment Shares), and the resale of such securities by Keystone, are registered under the Securities Act of 1933, as amended (the “Securities Act”), under the Company’s shelf registration statement on Form S-3 (File No. 333-256159) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission (“SEC”) on May 14, 2021 and declared effective by the SEC on May 25, 2021. Such offer and sale of securities by the Company, and any resale of such securities by Keystone, will be made only by means of a prospectus supplement, dated August 2, 2022, and an accompanying base prospectus, dated May 25, 2021, forming a part of the Registration Statement, to be filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The Company may, from time to time and at its sole discretion, direct Keystone to purchase shares of Common Stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of Common Stock at the time of sale as computed under the Purchase Agreement. There is no upper limit on the price per share that Keystone could be obligated to pay for Common Stock under the Purchase Agreement. The Company will control the timing and amount of any sales of Common Stock to Keystone, and Keystone has no right to require the Company to sell any shares to it under the Purchase Agreement. Actual sales of shares of Common Stock to Keystone under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time.

Under the applicable NYSE rules, in no event may the Company issue to Keystone under the Purchase Agreement more than 1,399,348 shares of Common Stock, which number of shares is equal to 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable NYSE rules, or (ii) the price per share paid by Keystone for all of the shares of Common Stock that the Company directs Keystone to purchase from the Company pursuant to the Purchase Agreement, if any, equals or exceeds the greater of book or market value of Common Stock as of the close of the trading day that is immediately prior to the date of each purchase notice. In addition, the Company may from time to time become subject to the limitations described in General Instruction I.B.6 of Form S-3, which limits the amount of securities that may be offered pursuant to the Registration Statement to no more than one-third of the aggregate market value of Common Stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our Common Stock held by non-affiliates is less than $75,000,000.

In all cases, the Company may not issue or sell any shares of Common Stock to Keystone under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Keystone and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in Keystone beneficially owning more than 4.99% (which Keystone may increase up to 9.99% upon 61 days’ prior written notice to us) of the outstanding shares of Common Stock.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Keystone. The Company expects that any proceeds received by it from such sales to Keystone will be used for working capital and general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and Keystone, limitations and conditions regarding sales of Common Stock, indemnification rights and other obligations of the parties.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement other than a prohibition (with certain limited exceptions) on entering into a dilutive securities transaction during certain periods when the Company is selling Common Stock to Keystone under the Purchase Agreement. Keystone has agreed that it will not engage in or effect, directly or indirectly, for its own account or for the account of any of its affiliates, any short sales of Common Stock or hedging transaction that establishes a net short position in Common Stock during the term of the Purchase Agreement.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the expiration of the Registration Statement, (ii) the date on which Keystone shall have purchased from the Company under the Purchase Agreement shares of Common Stock for an aggregate gross purchase price of $5.0 million, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the NYSE American or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving the Company has been commenced that is not discharged or dismissed prior to such trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of the Company’s property or the Company makes a general assignment for the benefit of creditors. The Company has the right to terminate the Purchase Agreement at any time after Commencement (as defined in the Purchase Agreement), at no cost or penalty, upon ten trading days’ prior written notice to Keystone. The Company and Keystone may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any purchase that has not then fully settled in accordance with the Purchase Agreement. Neither the Company nor Keystone may assign or transfer the Company’s respective rights and obligations under the Purchase Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

A copy of the legal opinion of Goodwin Procter LLP, relating to the validity of the Common Stock that may be issued and sold pursuant to the Purchase Agreement, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

A copy of the Purchase Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Common Stock Purchase Agreement, dated August 2, 2022, between the Company and Keystone Capital Partners, LLC.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

EXHIBIT 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOMO, INC.

Date: August 2, 2022	By:	/s/ David A. Henry
	Name:	David A. Henry
	Title:	Chief Financial Officer